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                         [MCGLADREY & PULLEN LETTERHEAD]



November 27, 2002



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington, DC  20549

We were previously the independent accountants for the Concorde Funds, Inc. We have read their notification of change in independent accountants made in Item 77K of Form N-SAR. We agree with the statements in the filing.


/s/ MCGLADREY & PULLEN, LLP


McGladrey & Pullen, LLP

Dallas, Texas, November 27, 2002


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Sub-Item 77K.              Change in Registrant's Certifying Accountants

(a) (1)           Previous independent accountants

         (i) On February 20, 2002, McGladrey & Pullen, LLP resigned as independent accountants for Concorde Funds, Inc.

         (ii) The reports of McGladrey & Pullen, LLP for the fiscal years ended September 30, 2001 and September 30, 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principle.


         (iii)    Not applicable.

         (iv) In connection with their audits for the two most recent fiscal years and through February 20, 2002 there have been no disagreements with McGladrey & Pullen, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference thereto in their report on the financial statements for such years.

         (v) During the two most recent fiscal years and through February 20, 2002 there have been no reportable events (as defined in Regulation S-K Item 304 (a) (2).

    (2) A new independent accountant, Brad A. Kinder, CPA, has been engaged effective October 7, 2002. No consultations with Brad
                  A. Kinder, CPA took place on matters defined in Regulation S-K
                  (a) (2).

    (3) The registrant has requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an exhibit to this Form N-SAR.